UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

COMARCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COMARCO, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

October 18, 2012

To the Shareholders of Comarco, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Comarco, Inc. (the “Company”) on October 18, 2012. The Annual Meeting will begin at 3:00 p.m., local time, at the Company’s corporate offices, which are located at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

On May 30, 2012, we filed with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A relating to the Annual Meeting. However, on June 8, 2012, we filed with the SEC a Notice of Postponement of our Annual Meeting of Shareholders on Schedule 14A because the Board of Directors of the Company (the “Board”) was, at that time, contemplating the appointment of a new director. The Company postponed the Annual Meeting in advance of the appointment of the new director in order to allow its shareholders the opportunity to vote on the election of the director shortly after his appointment by the Board.

On July 28, 2012, at a special meeting of the Board, the Board unanimously appointed Louis Silverman to serve as a new director of the Company and as Chairman of the Board, effective on the same date. Mr. Silverman was appointed following a unanimous recommendation by the Nominating and Corporate Governance Committee of the Board.

We are now filing this amended proxy statement on Schedule 14A with the SEC in order to provide the disclosures required by the rules and regulations of the SEC in connection with the Annual Meeting, and to provide required information about Mr. Silverman.

This year, the Company has elected to distribute its proxy materials for the Annual Meeting to most of its shareholders via the Internet under the “notice and access” approach permitted by the rules of the SEC. We will mail a “Notice of Internet Availability of Proxy Materials” to our shareholders, containing instructions on how to access the final proxy materials on the Internet and vote shares on or about August 30, 2012.

On behalf of the Board and Comarco’s management, thank you for your support, and we look forward to seeing you at the meeting.

Sincerely,

/s/ Thomas W. Lanni

President & Chief Executive Officer

COMARCO, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

October 18, 2012

To the Shareholders of Comarco, Inc.:

The 2012 Annual Meeting of the Shareholders (the “Annual Meeting”) of Comarco, Inc., a California corporation (the “Company”), will be held on October 18, 2012 at 3:00 p.m., local time, at the Company’s corporate offices, which are located at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, for the following purposes:

1. To elect seven directors to each serve a one-year term;

2. To ratify the appointment by the Company’s Audit and Finance Committee of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors of the Company intends to present Paul Borowiec, Wayne G. Cadwallader, Thomas W. Lanni, Richard T. LeBuhn, Michael R. Levin, Michael H. Mulroy and Louis E. Silverman as nominees for election as directors at the Annual Meeting.

Our Board of Directors recommends that you vote in favor of the foregoing items of business, which are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”).

Only holders of record of the Company’s common stock at the close of business on August 20, 2012 are entitled to notice of and to vote at the Annual Meeting.

Each shareholder is cordially invited to attend and vote in person at the Annual Meeting. TO ASSURE REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Shareholders who attend the Annual Meeting may still vote in person, even if they have previously voted by proxy.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alisha K. Charlton

Alisha K. Charlton, Secretary

Lake Forest, California

August 16, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 18, 2012

This notice, as well as the accompanying Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012, will be available online on or about August 30, 2012 at www.edocumentview.com/cmro. Information contained on our website, other than these materials, is not part of the proxy soliciting material.

ii

COMARCO, INC.

25541 Commercentre Drive, Suite 250

Lake Forest, CA 92630

(949) 599-7400

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held

October 18, 2012

GENERAL INFORMATION

The Board of Directors (the “Board”) of Comarco, Inc., a California corporation (the “Company” or “Comarco”), is soliciting proxies to be voted at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on October 18, 2012 at 3:00 p.m., local time, at the Company’s corporate offices, which are located at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, or any postponement(s) or adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders may obtain directions to the Annual Meeting by writing to the Company at its corporate offices or by calling (949) 599-7400.

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing our shareholders with the 2012 Annual Meeting proxy materials over the Internet, rather than sending printed copies of those materials through the mail. A Notice of Internet Availability of Proxy Materials (“Notice”) is being mailed to all of our shareholders on or about August 30, 2012. The Notice contains instructions on how shareholders may access the proxy statement relating to the Annual Meeting (the “Proxy Statement”) and vote their shares. The Notice also contains instructions on how to request the Proxy Statement and our other proxy materials in printed form or by email, at no charge, if a shareholder so desires.

A shareholder giving a proxy has the power to revoke it at any time before it is exercised by (1) filing with the Secretary of the Company an instrument in writing revoking the proxy, (2) filing with the Secretary of the Company a duly executed proxy bearing a later date or (3) attending the Annual Meeting and voting the shares in person. In the absence of such revocation, all shares represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified therein. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted “FOR” each of the seven director nominees, “FOR” the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013 (“fiscal 2013”) and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

If you sign and return the enclosed proxy, and if cumulative voting procedures are in effect (see “VOTING RIGHTS” below for additional information regarding such procedures), the proxyholders named in the accompanying proxy will have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes among all or any of the nominees in such manner as they deem appropriate, provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.

The cost of preparing, assembling, printing and mailing the Notice and the cost of preparing the Proxy Statement and soliciting proxies will be borne by the Company. The Company may make arrangements with various brokerage houses or other nominees to send proxy materials to the beneficial owners of stock and may reimburse them for their reasonable expenses in connection therewith.

The Company’s officers, employees and directors may supplement the original solicitation of proxies personally or by telephone, facsimile, email, mail or other means of communication. We will pay no additional compensation to such persons for any of these activities. Additionally, the Company may engage a proxy solicitation firm to assist in the solicitation of proxies personally or by telephone, facsimile, email, mail or other means of communication, although it has no present plans to do so. If the Company engages a proxy solicitation firm to assist in the solicitation of proxies, the Company estimates that the fees paid to such firm would not exceed $5,000 plus out-of-pocket expenses.

If a shareholder shares an address with another shareholder, each shareholder may not receive a separate Notice and most other mailings, unless we have received contrary instructions from one or more of the shareholders at such address. Shareholders who do not receive a separate copy of the Notice and who would like to receive a separate copy in their name may receive a separate copy by calling (949) 599-7551 or by writing to Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, Attn: Corporate Secretary. Upon your written or oral request, we will promptly deliver you a separate copy of the Notice and any accompanying documents. Shareholders who share an address and receive multiple copies of the Notice can also request to receive only one copy, or any shareholder may request additional copies, by contacting the Company using the instructions above. The request to eliminate duplicate copies of mailings to a household must be made by each person in the household entitled to receive the materials.

This Proxy Statement, the accompanying notice of Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012 (the “Annual Report”) are available online at www.edocumentview.com/cmro. Information contained on our website, other than these materials, is not part of the proxy soliciting material.

Attendance at the Annual Meeting is limited to shareholders and holders of valid proxies. You may be asked to present a valid form of government-issued personal identification, such as a driver’s license or passport, prior to being admitted to the Annual Meeting. Cameras and other recording devices will not be permitted at the Annual Meeting. If your shares are held in street name and you would like to attend the Annual Meeting, you should ask the broker, bank, trust or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the Annual Meeting.

VOTING RIGHTS

The Company’s only outstanding class of voting securities is its common stock. Only shareholders of record at the close of business on August 20, 2012 will be entitled to vote at the Annual Meeting. At August 16, 2012, there were 7,610,629 shares of common stock outstanding. The holders of record of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Each share is entitled to one vote, except that each shareholder is entitled to cumulate his or her shares in the election of directors, provided that at least one shareholder has given notice at the Annual Meeting and prior to the voting of the shareholder’s intention to do so. If cumulative voting is in effect, each shareholder may cumulate votes for one or more candidates, provided that the name(s) of such candidate or candidates have been placed in nomination prior to the voting. To cumulate votes, a shareholder may vote for any one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or alternatively, distribute any such votes among as many or as few of the candidates as the shareholder deems appropriate. If cumulative voting procedures are invoked, the proxy holders indicated in the accompanying proxy will have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes among all or any of the nominees in such manner as they deem appropriate, provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.

We encourage you to vote promptly. You may vote in one of the following ways:

By Mail. If you are a holder of record and are located in the U.S., you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are located outside the U.S., you should add the necessary postage to the enclosed envelope to assure delivery. In order to ensure that your vote is received on or prior to the date of the Annual Meeting, we recommend that your proxy card be returned to us by overnight mail.

By Telephone. If you are a holder of record and are located in the U.S. or Canada, you can vote your proxy by calling the toll-free telephone number on the proxy card. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet. If you are a holder of record, you can vote your proxy over the Internet. The enclosed proxy card indicates the website you may access for Internet voting. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. You may incur costs such as Internet access charges if you vote by the Internet.

At the Annual Meeting. The way you vote your shares of common stock now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you attend the Annual Meeting, we will give you a ballot when you arrive. However, if you hold shares through a broker, bank or other nominee, you must provide a legal proxy from such broker, bank or nominee evidencing your authority to vote shares that the institution or other nominee held for your account at the close of business on August 20, 2012. You must contact your broker, bank or other nominee directly in advance of the Annual Meeting to obtain a legal proxy.

Whether or not you attend the Annual Meeting, if your shares of common stock are held by a broker, bank or other nominee in “street name,” then you must obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the broker to vote your shares.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote on your behalf on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” The election of directors is not considered a “routine” matter under applicable rules. Therefore, a broker or other nominee cannot vote your shares with respect to this matter without instructions from you on how to vote your shares. In order to minimize the number of broker non-votes, the Company urges you to provide voting instructions to the organization that holds your shares. The ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP, as the Company’s independent registered public accounting firm for fiscal 2013 is considered a routine matter under the applicable rules and a broker or other nominee may generally vote your shares on this matter without instructions from you.

Abstentions and broker non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting.

With respect to the election of directors, the seven nominees receiving the greatest number of votes at the Annual Meeting shall be elected as directors. Abstentions and broker non-votes will have no effect on the election of any director.

An affirmative vote of the holders of a majority of the shares of common stock present, or represented by proxy at the Annual Meeting, and voting on the proposal, will be required to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for fiscal 2013. Abstentions will have no effect on the outcome. Because the ratification of the appointment of the independent registered public accounting firm is a routine matter, broker non-votes will not result for this proposal.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Seven directors will be elected at the Annual Meeting. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Paul Borowiec, Wayne G. Cadwallader, Thomas W. Lanni, Richard T. LeBuhn, Michael R. Levin, Michael H. Mulroy and Louis E. Silverman for election as directors.

Each nominee has consented to be named in the Proxy Statement as a nominee and has agreed to serve as a director if elected. Directors are elected at each annual meeting to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless cumulative voting is in effect, it is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the seven nominees of the Board. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, it is intended that if such an event should occur, such shares will be voted for the remainder of the nominees and for such substitute nominee or nominees as may be selected by the Board, unless you withhold authority to vote your shares (i) for all of the nominees by so indicating on the enclosed proxy card or (ii) for any one or more of the nominees by checking their names in the space provided on such card, in which case your shares will not be voted for such nominee or nominees. If cumulative voting is in effect for the election of directors, the proxy holders named on the Company’s proxy card will have the discretion to cumulate votes as provided by California law (see “VOTING RIGHTS” above for additional information) and to distribute such votes among all or any of the nominees in such manner as they deem appropriate; provided that the proxyholders may not cast a vote from your shares for a nominee with regard to whom you withheld authority to vote.

All of the nominees are currently serving as directors of the Company. The term of office of each of the current directors expires on the date of the Annual Meeting. Messrs. Borowiec, Cadwallader, LeBuhn, Levin and Mulroy were elected at the 2011 annual meeting of shareholders. Mr. Lanni was appointed to the Board on August, 15, 2011, and Mr. Silverman was appointed to the Board on July 28, 2012.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S NOMINEES.

The following table sets forth information concerning the nominees and is followed by a brief biography of each nominee.

Name	Age	Principal Comarco Position	Year First Elected/Appointed As Director	Other Public Company Directorships (Past Five Years)
Paul Borowiec	35	Director	2011	None
Wayne G. Cadwallader	56	Director	2011	None
Thomas W. Lanni	59	Director and President and Chief Executive Officer	2011	None
Richard T. LeBuhn	47	Director	2008	None
Michael R. Levin	50	Director	2011	None
Michael H. Mulroy	46	Director	2011	None
Louis E. Silverman	53	Chairman of the Board	2012	Questcor Pharmaceuticals, Inc.

Paul Borowiec is an investor and an advisor on public company investments. He has extensive experience in investment analysis and investment management, ranging from analyzing financial statements to investment manager selection. Mr. Borowiec’s analyst background covers a variety of industries with emphasis on the technology sector. He currently serves as Vice President of Investments at Source Capital Group, a position he has held since June 2009. Mr. Borowiec is also the Managing Partner of Source Opportunity Fund LLC at Source Capital Group. Most recently Mr. Borowiec was an investment analyst for StoneWater Capital LLC, a position he held from May 2005 to June 2008, where he shared responsibilities in managing their domestic business. Prior to StoneWater Capital, Mr. Borowiec was a research analyst for Neuberger Berman. Prior to Neuberger Berman, Mr. Borowiec worked for American Skandia as a portfolio analyst in the investment management group. Mr. Borowiec holds a B.S. in International Business from Fairfield University.

Mr. Borowiec’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience as an investor in public companies, including technology related companies and his extensive financial analyst background.

Wayne Cadwallader is Managing Partner — Research for Elkhorn Partners LP, a long-time investor in Comarco. An experienced securities analyst, Mr. Cadwallader has extensive knowledge of numerous industries including technology, insurance, retail, manufacturing, and real estate. Mr. Cadwallader also has substantial expertise in information technology gained through numerous management positions and in management consulting. Prior to joining Elkhorn Partners, Mr. Cadwallader worked for Hamblin Watsa Investment Counsel Ltd., from October 2000 to June 2010, a subsidiary of Fairfax Financial Ltd., where he was promoted from Associate Investment Analyst to Senior Investment Analyst. Mr. Cadwallader was part of the investment team at Hamblin Watsa Investment Counsel managing Fairfax Financials’ $22.0 billion in assets. In this capacity, his focus was primarily equity research and to some extent bond research with a focus on North America and to a lesser extent European stocks across a wide range of industries. He was also involved in a number of corporate debt restructurings. From 1998 to 2000, Mr. Cadwallader ran his own information technology consulting firm. The firm placed consultants with companies to develop application software and he personally managed numerous Y2K projects. From 1990 to January 1998, Mr. Cadwallader worked for CIBC, a large Canadian bank. Mr. Cadwallader held positions as Manager of Communications Services, Manager of Communications Software and Acting Director of Communications. Mr. Cadwallader began his career at Xerox holding various positions in information technology until 1990.

Mr. Cadwallader’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience as an investor in public companies, including technology related companies, and his extensive financial analyst background.

Thomas Lanni was appointed to the Board, and to serve as President and Chief Executive Officer of the Company, on August 15, 2011. Mr. Lanni joined the Company in 1994 as General Manager for the ChargeSource Division. In February 2004, he became Vice President and Chief Technology Officer. Mr. Lanni has more than 29 years experience in the technology of power systems. From 1992 to 1994, he was President of Power Conversion Technologies, Inc. (“PCTI”), a company that provides advanced power electronics solutions to military and commercial industrial customers. From 1987 to 1992, he was Vice President of Engineering at Bruno New York Industries, Inc., a military weaponry specialist firm. From 1982 to 1987, he was Engineering Group Leader at Aerospace Avionics, Inc., a company whose various manufacturing activities are carried out through its Aerospace, Specialty Engineering, Medical and Detection divisions.

Mr. Lanni’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience and history with the company, his management experience and his engineering background especially in the field of power systems.

Richard LeBuhn has served since June 2006 as Senior Vice President of Broadwood Capital, Inc., a private investment company that beneficially owns more than 5% of our outstanding common stock. Previously, Mr. LeBuhn was Principal of Broadfield Capital Management, LLC, a private investment firm, from 2005 to 2006, and Vice President of Derchin Management, a private investment firm, from July 2002 to May 2005. Earlier in his career, Mr. LeBuhn founded and was Managing Member of Triple Eight Capital, LLC, an investment analysis and financial advisory firm, was Managing Director of Craig Drill Capital, Inc., a private investment firm, and served as an operating business manager for Chubb and Son, Inc., the property and casualty insurance division of The Chubb Corporation. Mr. LeBuhn graduated from St. Lawrence University with a BA in Economics in 1988. He received a MBA in Finance with Distinction from Columbia University Graduate School of Business in 1996.

Mr. LeBuhn’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience as an investor in public companies, including technology related companies, his extensive financial analyst background, his financial and management expertise, and his ability to provide advice on various matters, including matters pertaining to corporate governance.

Michael Levin was appointed to the Board on March 15, 2011 and served as the Chairman of the Board from March 15, 2011 until July 28, 2012. Mr. Levin is an independent private investor and advisor with substantial expertise in corporate governance, business strategy, and corporate finance, and with significant experience working with U.S. public companies as a finance executive and independent management consultant. In addition to his private investment activities, he assists portfolio managers in turning around underperforming companies using shareholder activist strategies. Since 2006, Mr. Levin has served as a financial executive for several entrepreneurial ventures, including ventures in alternative energy and medical diagnostics. Previously, he served as a finance executive at Nicor, a natural gas utility, from 2003 to 2006. Mr. Levin was the Chief Risk and Credit Officer of CNH, a farm and construction equipment manufacturer, from 2002 to 2003. Prior to his work as a corporate finance executive, Mr. Levin enjoyed an 18 year career as a management consultant specializing in corporate finance and risk management, at Towers Watson, Deloitte & Touche, Arthur Andersen, and BearingPoint. A native of Chicago, Mr. Levin holds a B.A. with General Honors in Economics and Public Policy and a M.A. in Economics and Quantitative Analysis, both from the University of Chicago.

Mr. Levin’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience as an investor in public companies, including technology related companies, his extensive financial analyst background, his financial and management experience, and his ability to provide advice on various matters, including matters pertaining to business strategy, corporate finance and corporate governance.

Michael Mulroy has served as Senior Vice President, Chief Financial Officer and General Counsel of Questcor Pharmaceuticals (NASDAQ:QCOR) since January 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner from 2004. From 1997 to 2003, Mr. Mulroy was an investment banker at Merrill Lynch and Citigroup. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago.

Mr. Mulroy’s qualifications to serve on our Board of Directors include, amongst others, his extensive experience as an attorney and investment banker advising many companies in different industries at different points in their development, and his experience serving as the Chief Financial Officer and General Counsel of a publicly traded company.

Mr. Silverman was appointed to the Board and as the Chairman of the Board on July 28, 2012. Mr. Silverman served as the Chief Executive Officer of privately-held Marina Medical Billing Service Inc. based in Cerritos, CA, a company focused on providing revenue cycle management services to emergency room physicians nationally from September 2009 until June 2012. Prior to joining Marina Medical, Mr. Silverman was President and Chief Executive Officer of LifeComm, Inc., a Qualcomm Incorporated incubated wireless health services start-up from August 2008 until September 2009. Prior to Lifecomm, Mr. Silverman had a successful eight-year tenure as President and Chief Executive Officer of Quality Systems Inc., where he led the developer of medical and dental practice management software to 600% organic revenue growth and an increase in market value from $42 million to $1.2 billion. Previously, Mr. Silverman was the Chief Operations Officer of Corvel Corporation. He earned a Bachelor of Arts degree from Amherst College and a Masters in Business Administration from Harvard Graduate School of Business Administration. Mr. Silverman currently serves as a director of Questcor Pharmaceuticals, a company listed on the NASDAQ Global Select Market.

Mr. Silverman’s qualifications to serve on our Board of Directors include, amongst others, his extensive public company management experience and his experience serving as a director of another public company.

No nominee for director has any family relationship with any other nominee or with any of the Company’s executive officers.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During the fiscal year ended January 31, 2012 (“fiscal 2012”), the Board met 14 times, 7 of which were meetings of the independent directors of the Board. Each of the Company’s current directors, attended at least 75 percent of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees on which he served, during the period for which he was a director or committee member during the Company’s last fiscal year. Mr. Inman attended 60 percent of the total number of meetings of the Board during the period for which he was a director. The Board has a policy that each member of the Board should make every reasonable effort to attend each Annual Meeting of Shareholders, and all five of the Company’s then current directors were in attendance at the 2011 Annual Meeting of Shareholders.

The Board appointed Mr. Levin as a director and Chairman of the Board in March of 2011, a position he held until July 28, 2012, when Mr. Silverman was appointed as Chairman of the Board. In his capacity as Chairman of the Board, Mr. Levin consulted regularly with the President and Chief Executive Officer and other members of management, was the principal liaison to the non-management directors, worked with the President and Chief Executive Officer in preparing the agenda for Board meetings and chaired the executive sessions of the Board. Prior to Mr. Levin joining the Board, Gerald D. Griffin served as Chairman of the Board, a position he held until his resignation on March 11, 2011.

Independence of Committee Members

The standing committees of the Board described below are each comprised of independent directors as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules. However, none of the Company’s securities are listed for trading on the NASDAQ stock market.

Board Leadership Structure and Role in Risk Oversight

There are currently seven members of the Board: one management director and six independent non-management directors. The Board has three standing committees: the audit and finance committee (the “Audit Committee”), the compensation committee (the “Compensation Committee”), the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). All of the Board committees are comprised solely of independent, non-management directors. The committee chairs set the agendas for their respective committees and report to the full Board on the work accomplished by the committees.

In January 2012, the Board formed an ad hoc finance committee (the “Finance Committee”) which is comprised of one management director, Mr. Lanni, and two non-management directors, Mr. Mulroy and Mr. Levin. The purpose of the Finance Committee is to obtain and approve financing for the Company. Once such financing has been obtained, the Finance Committee will automatically dissolve.

The Board has, as with prior years, chosen to separate the positions of principal executive officer and Chairman of the Board. The Board believes that it is in the best interests of the Company’s shareholders to separate the two positions because combining both positions in the same individual may concentrate too much power in the hands of a single executive. Having an independent Chairman of the Board may also better facilitate communications and relations between the Board and the Company’s officers.

The role of Chairman of the Board was held by Mr. Levin, an independent, non-management director, for most of fiscal 2012. Mr. Levin was elected Chairman of the Board due to his extensive public company leadership skills and experience. Prior to Mr. Levin, Mr. Griffin held the position of Chairman of the Board from January 10, 2011 through his resignation on March 11, 2011. As discussed above, Mr. Silverman was elected to serve as a director and as Chairman of the Board effective July 28, 2012. The Company’s philosophy with respect to the separation of the principal executive officer and Chairman of the Board positions has not changed since this appointment.

The entire Board has an active role, as a whole and also at the committee level, in risk oversight of the Company. The Board regularly receives, reviews and discusses information regarding risks related to the Company’s results of operations, business, strategy, financial position and liquidity. Each of the Board’s committees also reviews the risks related to such Committee’s areas of responsibility and reports to the Board regarding such matters. The Audit Committee serves as the Board’s representative for the oversight of risks related to, among other things, the Company’s financial statements and compliance with legal, regulatory and ethical requirements. The Nominating and Corporate Governance Committee monitors risks associated with the Company’s director nomination process and corporate governance practices. The Compensation Committee oversees compensation-related risks, including, without limitation, by evaluating the Company’s compensation plans, policies and programs.

Audit Committee

The Audit Committee monitors the quality and integrity of the Company’s financial statements, internal controls, risk management and legal and regulatory compliance. In addition, the Audit Committee oversees the accounting and financial reporting processes and the audits of the Company’s financial statements, including monitoring the independence, qualifications and performance of the Company’s independent registered public accounting firm. In this capacity, the Audit Committee: (i) determines the compensation of, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm; (ii) pre-approves all audit and permitted non-audit services; and (iii) reviews the scope and results of each fiscal year’s outside audit. The fiscal 2012 members of the Audit Committee were Messrs. Levin, who chaired the committee, Borowiec, Hultman, and Mulroy. Mr. Hultman served as a member of the Audit Committee until July 20, 2011, when his term as a Board member ended and he did not stand for reelection. Mr. Mulroy was elected to serve as a member of the Audit Committee as of July 21, 2011, when he was elected to both the Board and the Audit Committee. The Board determined that the members of the Audit Committee during fiscal 2012 were independent as defined under Rule 10A-3(b) promulgated by the SEC and that Mr. Levin is an “audit committee financial expert” for purposes of the rules and regulations of the SEC. Additionally, the Board determined that each of Messrs. Levin, Borowiec and Mulroy understood fundamental financial statements, including a balance sheet, income statement and cash flow statement, and met the other requirements for audit committee members prescribed by the NASDAQ Listing Rules. The Audit Committee met four times during fiscal 2012.

Compensation Committee

The Compensation Committee assists the Board by discharging the Board’s responsibilities with respect to the compensation and benefits of the Company’s executive officers and directors. In this regard, the Compensation Committee evaluates and administers the Company’s compensation policies and programs. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer (the “CEO”), evaluates the CEO’s performance and sets the CEO’s compensation level based on this evaluation. For other Company executives, the Compensation Committee reviews and approves corporate goals and objectives, evaluates, in consultation with the CEO, as the Compensation Committee deems appropriate or necessary, executive performance and sets compensation levels. In addition to executive compensation, the Compensation Committee reviews and assists the Board in establishing compensation policies for directors and committees of the Board. The Compensation Committee also administers the Company’s incentive and equity-based compensation plans. Prior to March 15, 2011, the Compensation Committee was composed of Messrs. Hultman, who chaired the committee, Griffin and LeBuhn. Effective March 15, 2011, the Compensation Committee was composed of Messrs. Cadwallader, who chairs the committee, Borowiec and LeBuhn.

In accordance with its charter, the Compensation Committee has the sole authority, as it deems appropriate, to retain and/or replace any compensation and benefits consultants, and other outside experts or advisors, as the Compensation Committee believes to be necessary, desirable or appropriate. The Compensation Committee did not use the services of any outside experts or advisors during fiscal 2012. The Compensation Committee met three times during fiscal 2012.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying, evaluating and recommending candidates for election to the Board and its Committees, including reviewing and evaluating the size, structure and composition of the Board and its Committees. The Nominating and Corporate Governance Committee’s corporate governance responsibilities include providing oversight for evaluating the Board and management, and developing, recommending and reassessing the Company’s corporate governance guidelines and overall corporate governance of the Company. As of March 15, 2011, the Nominating and Corporate Governance

Committee was composed of Messrs. LeBuhn, who chaired the committee, Borowiec and Cadwallader. Prior to March 15, 2011, the Nominating and Corporate Governance committee was comprised of Messrs. Griffin and LeBuhn. The Nominating and Corporate Governance Committee met seven times during fiscal 2012.

Committee Charters

The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which set forth the roles and responsibilities of each committee. Each of the charters is available on the Company’s website at www.comarco.com. Information provided on the Company’s website, however, does not form a part of this Proxy Statement.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that, except for Mr. Lanni, each individual who served as a member of the Board during fiscal 2012 was an “independent director” within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Lanni was not considered independent as he was employed by the Company as its President and Chief Executive Officer during fiscal 2012. Each of the Company’s current directors (excluding Mr. Lanni) and director nominees are or will be independent directors within the meaning of Rule 5605(a)(2) of the NASDAQ Listing Rules. However, none of the Company’s securities are listed for trading on the NASDAQ stock market.

Executive Sessions of Independent Directors

It is the policy of the Board that the Company’s independent directors meet separately without management directors at least twice each year, before or after regularly scheduled Board meetings, to discuss such matters as the independent directors consider appropriate. Mr. Levin, Chairman of the Board, presided at these meetings. During fiscal 2012, the Company’s independent directors met separately in executive session five times.

Shareholder and Interested Party Communications with the Board of Directors

Shareholders who desire to communicate with the Board or any director regarding any matter pertinent to the Company’s business or affairs may do so by writing to the Comarco Board of Directors, Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630, marked to the attention of an individual director’s name or to the Chairman of the Board.

The Company also has established a “Compliance Hotline” as a means of receiving and directing concerns from employees and any other persons relating to complaints regarding any accounting, internal audit controls or auditing matters. Confidential, anonymous reports of accounting and audit concerns may be made 24 hours a day, seven days a week. Communications may be confidential or anonymous, and may be communicated by calling the Compliance Hotline at: (800) 850-4727.

In addition, anyone who has a concern about the conduct of the Company or any of its officers or employees, or about the Company’s accounting, internal controls, disclosure controls and procedures, auditing, compensation or governance matters may communicate that concern directly to the Audit Committee, the Nominating and Corporate Governance Committee or the Compensation Committee, as appropriate in light of the specific concern involved by writing to the Chairman of the committee to which the comment is addressed, Comarco Board of Directors, Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630. Any concerns relating to accounting, internal controls, disclosure controls and procedures, auditing, corporate conduct or conduct of any corporate officer or employee shall be forwarded to the Chairman of the Audit Committee. The Company’s policies prohibit retaliation or adverse action against anyone for raising or helping to resolve an integrity concern.

Shareholder Recommendations of Director Candidates

The Nominating and Corporate Governance Committee considers candidates for nomination to serve as directors proposed by any shareholder of the Company. Any shareholder recommendation is forwarded to the Chairman of the Nominating and Corporate Governance Committee.

A shareholder must provide the following supporting information to recommend a candidate for nomination: name; age; business and residence addresses; principal occupation or employment; the number of shares of the Company’s common stock held by the candidate; a resume of his or her business and educational background; the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and a signed consent of the candidate to serve as a director, if nominated and elected. The Nominating and Corporate Governance Committee, after reviewing this information, will determine whether the candidate meets the qualifications for committee-recommended candidates, including the objectives for the composition of the Board as a whole. The Nominating and Corporate Governance Committee does not evaluate any candidate for nomination as director any differently because the candidate was recommended by a shareholder.

Evaluation of Director Candidates

The Nominating and Corporate Governance Committee encourages the selection of directors who will contribute to the Company’s overall corporate goals of technology leadership, effective execution, high customer satisfaction, superior employee working environment and creation and preservation of shareholder value. At a minimum, candidates recommended by the Nominating and Corporate Governance Committee must possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s shareholders.

The Board will solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates. These persons may include members of the Board, shareholders of the Company and management of the Company. The Board may also engage a professional search firm to assist in identifying qualified candidates. If a search firm is engaged, the Board shall set its fees and scope of engagement.

Comarco’s Corporate Governance Guidelines set forth criteria which the Nominating and Corporate Governance Committee apply when evaluating the suitability of individual candidates for election or re-election to the Board. These criteria include, amongst others, the candidate’s integrity, business acumen, experience, judgment, commitment, diligence, conflicts of interest and ability to act in the interests of all shareholders. Additionally, the Nominating and Corporate Governance Committee considers the backgrounds and qualifications of the directors, as a group, to provide a diversity of background, experience, knowledge and ability to assist the Board in fulfilling its duties. When determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee takes into account the director’s past attendance at, and participation in, meetings of the Board and its committees and contributions to their activities.

Code of Ethics

The Audit Committee has adopted a Code of Ethics for Senior Financial Officers to promote and provide for honest and ethical conduct by the Company’s Senior Financial Officers, as well as for full, fair, accurate and timely financial management and reporting. The Company’s Senior Financial Officers include the Chief Executive Officer, Chief Accounting Officer or Controller, and Treasurer. The Company expects these financial officers to act in accordance with the highest standards of professional integrity, and, at a minimum, to: provide full and accurate disclosure in reports and other documents filed with the SEC, other regulators and in any public communications; comply with all applicable laws, rules and regulations; and deter wrongdoing. The Code of Ethics for Senior Financial Officers is available on the Company’s website at www.comarco.com. We will post any amendment to this code, as well as any waivers that are required to be disclosed by the rules of the SEC, on our website promptly following the date of such amendment or waiver. The Company will provide a copy of this document to any person, without charge, upon receipt of a request addressed to the Corporate Secretary at Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

Policy on Related Person Transactions

Our Board of Directors has adopted a written policy and procedures for the review of any transaction, arrangement or relationship in which the Company was or is to be a participant and in which one of our executive officers, directors, director nominees or a 5 percent shareholder (or any member of the immediate family of any of the foregoing), or any entity in which persons listed above, either individually or in the aggregate, have a greater than 10 percent ownership interest, each of whom we refer to as a “related person,” has or will have a direct or indirect material interest. We refer to these transactions as “related person transactions.” The policy is administered by the Audit Committee.

The policy calls for any proposed related person transaction to be reviewed and approved by our Audit Committee. Whenever practicable, the Committee will review, and, in its discretion, may approve the related person transaction in advance, but the policy also permits the Committee to consider and ratify transactions that have already occurred, when necessary. Any related person transactions that are ongoing in nature will be reviewed annually. The Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances. The policy also requires Audit Committee review and approval of (1) any charitable contribution to an organization in which a related person serves as a director or trustee or is actively engaged in fund-raising and (2) any proposed transaction in which a related person may participate that involves a corporate opportunity of potential value to the Company. The policy provides that certain de minimis transactions do not create a material direct or indirect interest on behalf of related parties and, therefore, are not covered under the policy.

The Audit Committee may approve a related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interest of the Company and its shareholders. If the Audit Committee determines not to approve or ratify a related person transaction, the transaction shall not be entered into or continued, as the case may be. No member of the Audit Committee will participate in any review or determination with respect to a related person transaction if the Audit Committee member or any of his or her immediate family members is the related person.

Since February 1, 2010, the Company has not been a party to, and has no plans to be a party to, any transaction or series of transactions in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Non-Employee Director Compensation

The annual cash retainer payable to our non-employee directors was $16,500 per year through March 2011 and, effective April 1, 2011, was reduced to $7,800 per year. Additional annual retainers for the Chairman of the Board, Audit Committee Chairman, Compensation Committee Chairman and Nominating and Governance Chairman were $6,000, $3,000, $2,500 and $2,500, respectively, through March 31, 2011. Effective April 1, 2011, the additional annual retainers for the Chairman of the Board, Audit Committee Chairman, Compensation Committee Chairman and Nominating and Governance Chairman were changed to $156,000, $2,400, $1,200 and $1,200, respectively. The Chairman of the Board’s retainer increased in April 2011 because the Board terminated the Chief Executive Officer and appointed an Interim Chief Executive Officer, and the Board felt that greater oversight was needed during the transition. Effective January 1, 2012, the additional annual retainer paid to the Chairman of the Board was reduced to $14,400. These cash retainers are paid monthly. Non-employee directors who serve on, but do not chair, a committee of the Board are not paid any separate annual retainers for service on such committee. No separate meeting fees are paid for attendance at any Board or committee meetings. From time to time we may grant equity-based compensation to our non-employee directors, but we do not have any formal policy under which such grants are made.

Director Compensation Table

The following table details the cash retainers and fees, as well as equity compensation in the form of stock awards earned by our non-employee directors during fiscal 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Paul Borowiec	$8,170	$11,000	$19,170
Wayne G. Cadwallader	$8,590	$11,000	$19,590
Gerald D. Griffin(2)	$3,161	$—	$3,161
Jeffrey R. Hultman(3)	$5,659	$—	$5,659
Richard T. LeBuhn	$10,358	$10,500	$20,858
Michael R. Levin	$127,797	$11,750	$139,547
Michael H. Mulroy	$4,131	$10,500	$14,631

(1)

This column represents the grant date fair value of restricted stock units granted to the non-employee directors in fiscal 2012 in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. On March 10, 2011, both Messrs. Borowiec and Cadwallader were granted 25,000 restricted share units under the Company’s 2005 Equity Incentive Plan (the “2005 Plan”), each of which vested in full on March 9, 2012. On March 17, 2011 Mr. Levin was granted 25,000 restricted share units under the 2005 Plan, which vested in full on March 16, 2012. On July 21, 2011, Messrs. Borowiec, Cadwallader and Levin were granted 10,000 restricted share units and Messrs. LeBuhn and Mulroy were granted 30,000 restricted share units under the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), each of which will vest in full on June 30, 2012. As of January 31, 2012, the aggregate amount of restricted share units outstanding for each of Messrs. Borowiec, Cadwallader, and Levin was 35,000, for Mr. LeBuhn was 38,651, for Mr. Mulroy was 30,000 and Messrs. Griffin and Hultman had no restricted share units outstanding. The aggregate amount of options outstanding on such date was 44,000, 36,500, and 15,000 for Messrs. Griffin, Hultman, and LeBuhn, respectively. Messrs. Borowiec, Cadwallader, Levin and Mulroy had no stock options outstanding. Amounts shown reflect accounting expenses and do not reflect whether the recipient has actually realized a financial benefit from the awards.

(2)	Mr. Griffin served as a director until his resignation on March 11, 2011.
(3)	Mr. Hultman served as a director until July 20, 2011, when his then current term expired and he did not stand for re-election.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s common stock as of August 16, 2012 by:

•	each member of the Board;

•

each of the Company’s current executive officers named in the “Summary Compensation Table” included in the “Executive Compensation” section of this Proxy Statement (collectively, the “Named Executive Officers”);

•	all of the Company’s directors and executive officers as a group; and

•	each person or entity known to the Company that beneficially owns more than 5 percent of the Company’s common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the address of each beneficial owner is c/o Comarco, Inc., 25541 Commercentre Drive, Suite 250, Lake Forest, California, 92630. Unless otherwise indicated below, the Company believes that each of the persons listed in the table (subject to applicable community property laws) has the sole power to vote and to dispose of the shares listed opposite the shareholder’s name.

The percentages of common stock beneficially owned are based on 7,610,629 shares of the Company’s common stock outstanding at August 16, 2012.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Paul Borowiec	387,520	(1)	5.1%
Wayne G. Cadwallader	35,000	(2)	*
Alisha K. Charlton	52,025	(2)	*
Thomas W. Lanni	150,085	(2)	1.9%
Richard T. LeBuhn	62,975	(2)	*
Michael R. Levin	54,099	(2)	*
Donald L. McKeefery	142,241	(2)	1.8%
Michael H. Mulroy	30,000	(2)	*
Louis E. Silverman	—		*
All Directors, Director Nominees and Executive Officers as a group (9 persons)	913,945	(2)	11.6%
T. Rowe Price Associates, Inc. T. Rowe Price Small-Cap Value Fund, Inc. 100 East Pratt Street Baltimore, MD 21202	674,223	(3)	8.9%
Broadwood Partners, L.P. Broadwood Capital, Inc. Neal Bradsher 724 Fifth Avenue, 9th Floor New York, New York 10019	3,268,682	(4)	35.1%
Elkhorn Partners Limited Partnership 222 Skyline Drive Elkhorn, NE 68022	696,747	(5)	9.1%

*	Indicates less than 1 percent of the outstanding shares of common stock.
(1)

Mr. Borowiec holds an indirect beneficial ownership in 352,520 of these shares and has a pecuniary interest in such shares. Mr. Borowiec disclaims any beneficial ownership of such securities beyond his pecuniary interest therein.

(2)

Includes shares which the person has the right to acquire within 60 days of August 16, 2012. For Messrs. Lanni, LeBuhn, McKeefery, and Ms. Charlton 130,000, 4,325, 121,000, and 33,500 shares listed in this column, respectively, include shares which may be acquired through the exercise of stock options or the vesting of restricted shares. For all current directors and executive officers as a group, the shares indicated in this column include an aggregate of 288,825 shares that may be acquired through the exercise of stock options or the vesting of restricted shares.

(3)

Based on a Schedule 13G (Amendment 19) filed with the SEC on February 9, 2012. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 670,000 shares), for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims the beneficial ownership of such shares.

(4)

Includes an aggregate of 1,704,546 shares that may be acquired through the exercise of common stock purchase warrants, which Broadwood Partners, L.P. has the right to exercise within 60 days of August 16, 2012. Based on a Schedule 13D (Amendment 10) filed with the SEC on August 3, 2012 by Broadwood Partners, L.P. (“Broadwood Partners”), Broadwood Capital, Inc. (“Broadwood Capital”), the general partner of Broadwood

Partners and Neal C. Bradsher, the President of Broadwood Capital. Broadwood Partners and Broadwood Capital have shared power voting and dispositive power for 3,253,182 shares; however, Broadwood Partners and Broadwood Capital specifically disclaim beneficial ownership of such shares. Neal C. Bradsher has the sole voting and dispositive power for 15,500 shares and the shared voting and dispositive power for 3,253,182.
(5)	Based on a written correspondence received from Elkhorn Partners Limited Partnership on May 24, 2012, which has sole voting and dispositive power over the 696,747 shares.

Potential Change in Control

Senior Secured Six Month Term Loan Agreement

On July 27, 2012, the Company and its wholly-owned subsidiary, Comarco Wireless Technologies, Inc. (“CWT”), entered into a Senior Secured Six Month Term Loan Agreement (the “Loan Agreement”) with Broadwood Partners, L.P., a subsidiary of Broadwood Capital, Inc., the manager of certain investment funds that are significant shareholders of the Company (“Broadwood”).

Pursuant to the Loan Agreement, on July 27, 2012, Broadwood made a $2,000,000 senior secured six month loan (the “Loan”) to the Company and to CWT, as co-borrower. The Loan bears interest at 5% per annum, ranks senior in right of payment to all other indebtedness of the Company and is due and payable in full on January 28, 2013.

Stock Purchase Agreement and Stock Purchase Warrants

Concurrently with the execution of the Loan Agreement, the Company and Broadwood entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). The Stock Purchase Agreement provided for the purchase by Broadwood of up to 3,000,000 shares of the Company’s common stock (the “Shares”), at a price of $1.00 per Share, subject to the following conditions: (i) during the six month term of the Loan, the Company will use its best commercial efforts to raise at least $3.0 million from the sale of additional equity securities to other investors, which may include other shareholders of the Company, and (ii) the Company remains in compliance with its covenants under the Loan Agreement. The Company will decide how many of those 3,000,000 Shares to sell to Broadwood pursuant to the Stock Purchase Agreement, based primarily on the Company’s cash requirements.

As consideration for the Loan and Broadwood’s entry into the Stock Purchase Agreement, on July 27, 2012 the Company issued stock purchase warrants (the “Warrants”) to Broadwood entitling it to purchase up to a total of 1,704,546 shares of the Company’s common stock (the “Warrant Shares”), at a price of $1.00 per Warrant Share, at any time during the next eight years.

On July 27, 2012, the Company also entered into a Warrant Commitment Letter which provides that if the Company raises less than $3.0 million from sales of equity securities to other investors during the next six months, then Broadwood will receive an additional Warrant (the “Additional Warrant”) entitling it to purchase, also at a price of $1.00 per share, an amount of shares of the Company’s common stock to be determined based on a formula in the Warrant Commitment Letter, with such amount not to exceed 1,000,000 additional shares (the amount of such additional shares, “Additional Warrant Shares”).

Broadwood currently owns approximately 21% of the Company’s outstanding shares and is the Company’s largest shareholder. If the Company sells a total of 3,000,000 Shares to Broadwood under the Stock Purchase Agreement, then Broadwood’s share ownership would increase to approximately 43% of the Company’s outstanding shares, and would further increase to approximately 55% of the Company’s outstanding shares, if Broadwood were to exercise the Warrants and the Additional Warrants in their entirety.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, the Company’s executive officers, directors and persons that own more than 10 percent of the Company’s common stock are required to: (i) file with the SEC reports of ownership and changes in ownership of common stock; and (ii) furnish the Company copies of all such reports. During fiscal 2012, one Form 4 for each of Messrs. Cadwallader and Levin were not filed timely due to the time required to obtain EDGAR access codes and an inadvertent delay, respectively. Each Form 4 covered one transaction reported untimely.

Based on the reports received by the Company or written certifications received by the Company from its executive officers and directors, other than those instances noted above, the Company believes that during fiscal 2012, its executive officers, directors and persons that owned more than 10 percent of the Company’s common stock complied with the Section  16(a) reporting requirements on a timely basis.

INFORMATION CONCERNING EXECUTIVE OFFICERS

The following table sets forth information as of August 16, 2012 concerning the executive officers of the Company (other than Mr. Lanni, whose biographical information appears in the disclosure under the Election of Directors section above) and its subsidiary, Comarco Wireless Technologies, Inc. The officers serve at the pleasure of the Board of Directors, subject to the terms of severance compensation agreements with the Company.

Name	Age	Position
Donald L. McKeefery	51	Vice President and Chief Operating Officer
Alisha K. Charlton	43	Vice President, Chief Accounting Officer and Corporate Secretary

Donald McKeefery joined the Company in February 2005 as Director of Operations for the Wireless Test Solutions and Call Box Divisions (both of which were sold during fiscal 2009), and was promoted to Vice President — Manufacturing & Operations in May 2008. Mr. McKeefery was appointed Chief Operating Officer in August 2011. From August 1997 to February 2005, Mr. McKeefery held various management positions with Western Digital Corporation, a company that designs, manufactures and sells hard drives for the computer and consumer industries. From January 1996 to August 1997, he was the North American Service Manager for EDAP Technomed, Inc. (now EDAP TMS S.A.), a company that designs, manufactures and sells minimally invasive medical devices for the treatment of urological diseases to hospitals, clinics and private practices. From 1989 to 1996, he held various, progressive positions in the manufacturing division of Beckman Instruments, Inc. (now Beckman Coulter, Inc.), a leading provider of clinical and biomedical devices.

Alisha Charlton has over 20 years of experience in accounting and finance. Ms. Charlton joined the Company as Assistant Controller in October 2000, became Corporate Controller in May 2003 and became Vice President, Corporate Controller and Secretary in March 2008. Ms. Charlton was appointed Chief Accounting Officer on April 19, 2011 and currently serves as the Company’s principal financial officer and principal accounting officer. Before joining the Company, Ms. Charlton held various accounting and finance positions with CKE Restaurants, Inc. (“CKE”) from 1995 to 2000, including Director, Controller of Santa Barbara Restaurant Group, Inc., a CKE affiliate. Prior to joining CKE, Ms. Charlton was a certified public accountant and supervisor with KPMG Peat Marwick (now KPMG LLP). Ms. Charlton holds a B.A. in Business Economics with High Honors from the University of California, Santa Barbara.

There are no family relationships among any of the Company’s executive officers and directors.

EXECUTIVE COMPENSATION

The information contained in this “Executive Compensation” section of the Proxy Statement includes a description of the compensation and other benefits paid to the Named Executive Officers for fiscal 2012. The Summary Compensation Table that follows provides compensation information for Samuel M. Inman, III and Fredrik Torstensson, both former principal executive officers of the Company during fiscal 2012, and Thomas W. Lanni, the current principal executive officer of the Company (appointed on August 15, 2011), as well as our two other most highly compensated executive officers in fiscal 2012, Alisha K. Charlton and Donald L. McKeefery (collectively, the “Named Executive Officers”). The 2012 Outstanding Equity Awards at Fiscal Year-End Tables provides compensation for our current three most highly compensated executive officers.

Summary Compensation Table

The following table sets forth the total compensation earned in fiscal 2012 and 2011 by each of the five Named Executive Officers of the Company. The amounts shown include compensation for services in all capacities provided to the Company including any amounts which may have been deferred.

Name and Principal Position	Year	Salary ($)	Equity Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Vacation Payouts ($)	All Other Compensation(5) ($)	Total ($)
Thomas W. Lanni	2012	$222,510	$13,200	$—	$11,058	$50,909	$297,677
President & Chief Executive Officer	2011	$208,760	$—	$31,500	$4,519	$45,692	$290,471

Fredrik L. Torstensson(3)	2012	$120,010	$18,500	$—	$—	$126,397	$264,907
Former Interim President & Chief Executive Officer	2011	$207,730	$—	$29,906	$34,676	$63,249	$335,561

Samuel M. Inman, III(4)	2012	$72,000	$—	$—	$—	$206,378	$278,378
Former President & Chief Executive Officer	2011	$390,000	$—	$85,375	$99,411	$54,447	$629,233

Alisha K. Charlton	2012	$176,613	$7,800	$—	$5,944	$47,654	$238,011
Vice President & Chief Accounting Officer	2011	$176,613	$—	$—	$6,793	$46,639	$230,045

Donald L, McKeefery	2012	$180,014	$7,800	$—	$8,895	$55,312	$252,021
Vice President & Chief Operating Officer	2011	$170,008	$—	$21,375	$—	$54,906	$246,289

(1)

This column represents the grant date fair value of restricted stock units granted to the Named Executive Officers in fiscal 2012 and 2011, in accordance with the Stock Compensation Topic of the FASB Accounting Standards Codification. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions. The assumptions used in calculating the fair value of these stock options can be found under Note 12 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012. On May 19, 2011 Mr. Torstensson was granted 40,000 restricted share units under the 2005 Plan, which did not vest due to Mr. Torstensson’s termination of employment on August 15, 2012. On July 5, 2012 each of Messrs. Lanni and McKeefery and Ms. Charlton were granted 30,000 restricted share units under the 2005 Plan each of which vested in full on July 5, 2012. On December 8, 2011 Mr. Lanni was granted 30,000 restricted share units under the 2011 Plan, which vest on December 8, 2012. Amounts shown reflect accounting expenses and do not reflect whether the recipient has actually realized a financial benefit from the awards.

(2)	This column represents cash payments made to the Named Executive Officer under our Fiscal 2011 Executive Incentive Bonus Plan (discussed in greater detail below).
(3)

Mr. Torstensson was the Company’s Vice President of Sales and Marketing and became the Interim President and Chief Executive Officer on April 5, 2011. Mr. Torstensson’s employment with us ended August 15, 2011.

(4)	Mr. Inman’s employment with us ended April 5, 2011.
(5)	The amounts reported above under the heading “All Other Compensation” consist of the following:

Name	Year	All Other Compensation ($)
		Automobile Allowance	Insurance Premiums	Medical Expenses(6)	Tax Gross-Ups(7)	401(k) Contributions	Termination Payments(8)	Total
Thomas W. Lanni	2012	$—	$43,409	$5,000	$2,500	$—	$—	$50,909
	2011	$—	$38,192	$5,000	$2,500	$—	$—	$45,692
Fredrik L. Torstensson	2012	$4,200	$24,286	$3,182	$1,591	$10,222	$82,916	$126,397
	2011	$5,400	$38,099	$5,000	$2,500	$12,250	$—	$63,249
Samuel M. Inman III	2012	$1,600	$10,938	$2,050	$1,026	$—	$190,764	$206,378
	2011	$8,000	$38,947	$5,000	$2,500	$—	—	$54,447
Alisha K. Charlton	2012	$—	$38,866	$—	$—	$8,788	—	$47,654
	2011	$—	$37,808	$—	$—	$8,831	—	$46,639
Donald. L. McKeefery	2012	$—	$41,736	$5,000	$2,500	$6,076	$—	$55,312
	2011	$—	$37,782	$5,000	$2,500	$9,624	$—	$54,906

(6)

This column represents cash payments made to our Named Executive Officers to reimburse them for out-of-pocket medical expenses. “Tax Gross-Ups” represent cash payments made to reimburse our Named Executive Officers for taxes imposed on Company reimbursed out-of-pocket medical expenses.

(7)	This column represents cash payments made to reimburse our Named Executive Officers for taxes imposed on Company reimbursed out-of-pocket medical expenses.
(8)

The termination payment for Mr. Torstensson represents a cash payment of $40,000 paid to Mr. Torstensson’s attorney, in trust, pursuant to a Settlement Agreement & Mutual General Release (the “Agreement”) dated September 30, 2011, as well as $13,877 in premiums paid for continuation in the Company’s health plans pursuant to the Agreement. Additionally, upon termination, Mr. Torstensson received a payment of $29,039, which represented his accrued vacation balance at the time of his termination. The termination payment for Mr. Inman represents cash payments in the amount of $150,000 and $25,000 paid to Mr. Inman and his attorney, respectively, pursuant to a Settlement Agreement & General Release dated September 13, 2011. Additionally, upon termination, Mr. Inman received a payment of $15,764, which represented his accrued vacation balance at the time of his termination.

In March 2010, the Board of Directors adopted the Comarco, Inc. Executive Incentive Bonus Plan (the “Bonus Plan”). In connection with adoption of the Bonus Plan, the Board took action to reduce, commencing May 1, 2010, the annual base salaries payable to the Company’s executive officers, including all of the Named Executive Officers listed in the table above except for Ms. Charlton, and to grant to the Company’s executive officers, including all of the Named Executive Officers listed in the table above except for Ms. Charlton, the right to receive performance awards under the Bonus Plan for fiscal 2011 based on the attainment of certain performance measures, including revenue, gross profit, liquidity and subjective measures. For fiscal 2011, the quarterly “target” performance bonus amounts for Messrs. Inman, Hickman, Lanni, Torstensson and McKeefery were $38,750, $25,000, $15,000, $13,750 and $9,500, respectively. The actual amount of the performance awards paid each quarter was based upon a zone-based performance pay out schedule directly related to the achievement of the performance measures, which potential payout amounts ranged from 0% of the “target” amount to 200% of “target” amount for such bonuses. For each quarter, the revenue target accounted for 30%, the gross profit target accounted for 20%, the liquidity target accounted for 20% and the subjective measures accounted for 30%, respectively, of the quarterly bonus earned. During fiscal 2011, Messrs. Inman, Hickman, Lanni, Torstensson and McKeefery were paid for performance goals achieved in the first quarter of fiscal 2011 at 100% of the target amount for each of the measures noted above and in the second quarter of fiscal 2011 they were paid 150% of the target amount for the revenue measure and 100% of the target amount for each of the other measures. No bonuses were achieved or paid for the third and fourth quarter of fiscal 2011.

During fiscal 2012, the Board of Directors increased the annual base salaries of Messrs. Torstensson, Lanni and McKeefery to approximate the base compensation levels earned prior to the May 1, 2010 reductions. There was no bonus plan in effect during fiscal 2012.

2012 Outstanding Equity Awards at Fiscal Year-End Tables

The following tables set forth certain information with respect to outstanding grants of plan-based awards to the currently employed Named Executive Officers.

Option Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date
	Exercisable (#)	Unexercisable (#)
Thomas W. Lanni	10,000	—		$9.890	2/3/2014
	20,000	—		$10.430	6/19/2016
	45,000	55,000	(1)	$1.09	11/11/2018
Alisha K. Charlton	5,000	—		$8.08	9/9/2013
	10,000	—		$8.38	2/4/2015
	8,325	10,175	(2)	$1.20	12/15/2018
Donald L. McKeefery	11,000	—		$8.64	12/6/2015
	10,000	—		$10.43	6/19/2016
	45,000	55,000	(2)	$1.09	11/11/2018

(1)	40,000 of these shares will vest when and if the closing price of the Company’s common stock is $5.00 or greater for 90 consecutive days and the remaining 15,000 shares will vest on November 12, 2012.
(2)	7,400 of these shares will vest when and if the closing price of the Company’s common stock is $5.00 or greater for 90 consecutive days and the remaining 2,775 shares will vest on December 15, 2012.

Restricted Stock Unit Awards
Name	Number of Securities Underlying Restricted Stock Units		Vesting Date
	(#) Granted	Stock Price at Date of Issue
Thomas W. Lanni	30,000	$0.18	12/8/2012

Potential Payments Upon Change of Control

The Company and each of Mr. Lanni, Mr. McKeefery and Ms. Charlton are parties to Severance Compensation Agreements, which provide that, if, within 24 months following a “Change in Control” (as defined in such agreements), he or she is terminated by us other than for “Cause” (as defined in such agreements) or ceases to be employed by us for reasons other than because of death, disability, retirement or Cause, or he or she terminates his or her employment with us for “Good Reason” (as defined in such agreements), then he or she is entitled to receive a lump sum cash payment equal to the sum of his or her annual base salary plus his or her annual incentive compensation bonus assuming 100 percent satisfaction of all performance goals thereunder. Assuming, hypothetically, that the relevant triggering events took place on January 31, 2012, the last day of fiscal 2012, Mr. Lanni, Mr. McKeefery and Ms. Charlton would have been entitled to receive $230,006, $185,016 and $176,613 under such agreements, respectively.

The Company’s execution of the Stock Purchase Agreement, and the potential issuance of the Shares, the Warrant Shares and the Additional Warrant Shares, could result in a “Change of Control” for purposes of the Severance Compensation Agreements. However, each of Mr. Lanni, Mr. McKeefery and Ms. Charlton have executed a waiver of their right to receive payments under their respective Severance Compensation Agreements in the event that a “Change of Control” occurs as a result of the Stock Purchase Agreement and the transactions contemplated thereby.

Compensation and Risk Management

The Company’s Compensation Committee and Board of Directors have reviewed the Company’s executive and employee compensation practices to analyze whether or not they create improper incentives that would result in a material risk to the Company. Based on this review and analysis, the Compensation Committee and the Board of Directors has determined that none of the Company’s compensation practices for its executive officers or employees is reasonably likely to have a material adverse effect on the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR FISCAL 2013

The Audit Committee has appointed Squar, Milner, Peterson, Miranda & Williamson LLP (“Squar Milner”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013 (“fiscal 2013”), and has requested the Board to submit this appointment for ratification by our shareholders at the Annual Meeting. The Audit Committee of the Board of Directors unanimously approved the engagement of Squar Milner.

A representative of Squar Milner is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

In the event that the shareholders do not ratify the appointment of Squar Milner as the Company’s independent registered public accounting firm for fiscal 2013, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified by the shareholders, the Audit Committee in its discretion may dismiss Squar Milner, as the Company’s independent registered public accounting firm, and appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders.

As previously reported by us on April 5, 2011, BDO USA, LLP (“BDO”) provided written correspondence to the Company that they declined to stand for re-appointment after completion of the fiscal 2011 audit.

BDO’s reports on Comarco’s consolidated financial statements as of and for the year ended January 31, 2010 and 2009, did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Comarco’s fiscal years ended January 31, 2010 and 2009, there were no disagreements between Comarco and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the matter of the disagreement in connection with its reports.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF

SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2013.

Audit Fees

The aggregate fees incurred and payable to Squar Milner for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements during fiscal 2012 were approximately $111,000. No audit fees were paid to Squar Milner during fiscal 2011. The aggregate fees incurred and paid to BDO for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements during fiscal 2011 were approximately $164,000. Additionally, the Company paid BDO $20,000 for services provided in connection with the re-issuance of BDO’s audit opinion and consent for the consolidated financial statements for the year ended January 31, 2011, which were included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2012.

Audit-Related Fees

No audit related fees were paid to Squar Milner for fiscal 2012. In fiscal 2011, we engaged Squar Milner to assist us with Sarbanes-Oxley internal control testing and incurred fees of approximately $52,000. No audit-related fees were paid to BDO for fiscal 2012 or fiscal 2011.

Tax Fees

In fiscal 2012 and 2011, we engaged Squar Milner to assist us with preparation of the Company’s tax returns and incurred fees during such years of approximately $19,000 and $24,000, respectively. No professional service fees relating to tax advice were paid to BDO during fiscal 2012 or fiscal 2011.

All Other Fees

We paid Squar Milner approximately $11,000 each year for the audit of our Savings and Retirement Plan in fiscal 2012 and fiscal 2011, for the audits of our plan years ending December 31, 2010 and 2009, respectively. No other fees were paid to BDO during fiscal 2012 and 2011.

Pre-Approval Policies and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s independent registered public accounting firm be approved in advance by the Audit Committee. All of the services provided in fiscal 2012 and 2011 were pre-approved.

AUDIT AND FINANCE COMMITTEE REPORT

Notwithstanding anything to the contrary contained in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC by reference, in whole or in part, the Audit and Finance Committee Report set forth below shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any such filing.

The Board has determined that each member of the Audit Committee of the Board (the “Audit Committee”) is an “independent director,” as defined under the NASDAQ Listing Rules and Rule 10A-3(b) of the Exchange Act. The Board has determined that Mr. Levin is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. In accordance with the written charter of the Audit Committee adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Audit Committee rely, without independent verification, on the information provided to them, and on the representations made by, management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Management is responsible for: (i) the preparation, presentation and integrity of the Company’s financial statements; (ii) accounting and financial reporting principles; and (iii) the Company’s internal control over financial reporting and disclosure controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements relating to the fiscal year ended January 31, 2012 with both management and Squar Milner;

2. The Audit Committee has discussed with Squar Milner the Company’s independent registered public accounting firm, the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3. The Audit Committee has received written disclosures and a letter from Squar Milner required by the applicable rules of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Squar Milner their independence.

4. Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012.

The foregoing report is provided by the undersigned members of the Audit and Finance Committee.

THE AUDIT AND FINANCE COMMITTEE

Michael R. Levin, Chairman
Paul Borowiec, Member Michael H. Mulroy, Member

The foregoing Audit and Finance Committee Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.

SUBMISSION OF SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2013

ANNUAL MEETING OF SHAREHOLDERS

The Bylaws set forth certain procedures for shareholder nominations of directors and shareholder proposals for other business to be conducted at an annual meeting of shareholders, which are referred to herein as the Nomination Procedures and Proposal Procedures, respectively.

Nominations for Directors at the 2013 Annual Meeting

No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Procedures. Nominations of persons for election to the Board shall be made only at a meeting of shareholders and only (a) by or at the direction of the Board or any duly authorized committee thereof or (b) by any shareholder of the Company who is a holder of record on the record date for such meeting and complies with the Nomination Procedures.

Nominations by shareholders must be made in writing to the Secretary of the Company and must comply with all of the applicable requirements contained in the Bylaws (as the same may be amended and/or restated from time to time). Under the Nomination Procedures currently in effect, to be timely, such notice must be received not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding year’s Annual Meeting of Shareholders; provided, however, that if the Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, the one-year anniversary of the immediately preceding year’s Annual Meeting of Shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary at the above address not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which the date of such meeting is first publicly announced. Therefore, in order to be timely for the 2013 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than June 15, 2013 and not later than July 16, 2013, assuming that the 2013 Annual Meeting of Shareholders is held within 30 days of October 18, 2013. If you would like to submit a nomination please direct your request in writing to: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

Shareholder Proposals for the 2013 Annual Meeting

Under the terms of the Proposal Procedures, to be properly brought at an annual meeting, business must be brought (i) by or at the direction of the Board or (ii) by any shareholder who is a holder of record on the record date of such meeting and who complies with the Proposal Procedures.

If you would like the Company to consider including a proposal in the Company’s proxy materials relating to the 2013 Annual Meeting of Shareholders, your written proposal must be in compliance with all of the requirements of Rule 14a-8 under the Exchange Act. Proper proposals will be included in the proxy statement and set forth on the form of proxy issued for such Annual Meeting of Shareholders. You should direct any such shareholder proposals to: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

Shareholder proposals must be made in writing and must comply with all of the applicable requirements contained in Bylaws (as the same may be amended and/or restated from time to time). In order to comply with the Proposal Procedures currently in effect, to be timely, such notice must be received not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding year’s Annual Meeting of Shareholders; provided, however, that if the Annual Meeting of Shareholders is convened more than 30 days before or more than 30 days after the one-year anniversary of the immediately preceding year’s Annual Meeting of Shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary at the above address not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which the date of such meeting is first publicly announced. Therefore, in order to be timely for the 2013 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not earlier than June 15, 2013 and not later than July 16, 2013, assuming that the 2013 Annual Meeting of Shareholders is held within 30 days of October 13, 2013. If you would like to submit a proposal, or would like a copy of the requirements for shareholder proposals contained in the Bylaws, please direct your request in writing to: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

OTHER MATTERS

The Board does not know of any matter to be acted upon at the Annual Meeting other than those described herein. If other matters properly come before the meeting, the holders of the proxies will vote on such matters in accordance with their judgment.

ANNUAL REPORT

The Company’s 2012 Annual Report to Shareholders is enclosed with this Proxy Statement.

Upon request and without charge, the Company will send you a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2012, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended. You may also request copies of exhibits to the Form 10-K, but the Company will charge a reasonable fee to shareholders requesting such exhibits. You should direct your request in writing to: Comarco, Inc., Attn: Corporate Secretary, 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630.

IN ORDER TO AVOID ADDED EXPENSE OR ADDITIONAL SOLICITATION OF PROXIES, YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alisha K. Charlton

Alisha K. Charlton, Secretary

Lake Forest, California

August 16, 2012

COMARCO, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Directors: 01 - Paul Borowiec 02 - Wayne G. Cadwallader 03 - Richard T. LeBuhn 04 - Thomas W. Lanni 05 - Michael R. Levin 06 - Michael H. Mulroy 07 - Louis E. Silverman

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

01 02 03 04 05 06 07

For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

For Against Abstain

2. To ratify the appointment by the Company’s audit and finance committee of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 0 0 0 0 0 0 2 +

01IEUA

Comarco’s Proxy Statement and Annual Report are available online at www.edocumentview.com/cmro.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — COMARCO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR OCTOBER 18, 2012 AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned shareholder(s) of COMARCO, Inc. (“the Company”), a California corporation, having received the Notice of Annual Meeting of Shareholders and Proxy Statement dated August 16, 2012, hereby revokes all previous proxies and appoints Richard T. LeBuhn and Louis E. Silverman, or either of them, acting singly, as attorneys-in-fact and proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them, to represent the undersigned at the Annual Meeting of Shareholders of COMARCO, Inc. to be held on October 18, 2012 at 3:00 PM at the Company’s Offices at 25541 Commercentre Drive, Suite 250, Lake Forest, CA 92630 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote thereat on all matters set forth on the reverse side, as described in the accompanying Proxy Statement. In the event the Directors are to be elected by cumulative voting, the proxies will have the discretion to cumulate votes and to distribute such votes among all or any nominees (or if authority to vote for any nominee or nominees has been withheld, among the remaining nominees, if any) in whatever manner they deem appropriate.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 1) FOR ALL OF THE DIRECTORS NOMINATED BY THE BOARD, 2) FOR THE RATIFICATION OF THE APPOINTMENT BY THE COMPANY’S AUDIT AND FINANCE COMMITTEE OF SQUAR, MILNER, PETERSON, MIRANDA AND WILLIAMSON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND 3) IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. IN THE EVENT ONE OR MORE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 ON THE REVERSE SIDE IS UNABLE TO OR DECLINES TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON(S) AS SHALL BE DESIGNATED BY THE COMPANY’S BOARD OF DIRECTORS, IF ANY.

IMPORTANT – PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ACCOMPANYING PREPAID ENVELOPE